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                                                                  Exhibit 10.32
M&T BANK
Manufacturers and Traders Trust Company

                                CREDIT AGREEMENT
                                    Maryland

July 31, 2003

BORROWER: ADVANCIS PHARMACEUTICAL CORPORATION

a(n) [ ] individual [x] corporation [ ] general partnership [ ] limited liability company [ ] ___________________________ organized under the laws of the State of Delaware, having its chief executive office at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its chief executive office at One M&T Plaza, Buffalo, NY 14240. Attention:
Office of General Counsel.
The Bank and the Borrower agree as follows:

1.    DEFINITIONS.

      a. "Credit" means any and all credit facilities and any other financial accommodations made by the Bank in favor of the Borrower whether now or hereafter in existence.

      b. "Obligations" means any and all indebtedness or other obligations of the Borrower to the Bank under this Agreement and the Transaction Documents, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including; (i) any indebtedness or obligations arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; and (ii) under the Equipment Line (as such term is defined herein).

      c. "Subsidiary" means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

      d. "Transaction Documents" means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank and/or the Maryland Industrial Development Financing Authority ("MIDFA") in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

2. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties and any "Additional Representations and Warranties" on the schedule attached hereto and made part hereof (the "Schedule"), all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:
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      a.    COMMERCIAL LOAN. The Credit evidences a commercial loan and an extension of credit for a commercial purpose within the meaning of Md. Code, Commercial Law Art.

      b. GOOD STANDING; AUTHORITY. The Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

      c. COMPLIANCE. The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including environmental laws, the Employee Retirement Income Security Act of 1974, as amended, and laws prohibiting discrimination in employment. All approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary for the conduct of the Borrower's and each Subsidiary's business and for the Credit have been duly obtained and are in full force and effect. The Borrower and each Subsidiary is in compliance with the Approvals. The Borrower and each Subsidiary (if either is not an individual) is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure ("Governing Documents"). The Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound.

      d. LEGALITY. The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower's or any Subsidiary's Governing Documents (if either is not an individual), constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (iii) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions.

      e. FISCAL YEAR. The fiscal year of the Borrower is the calendar year unless the following blank states otherwise: year ending __________________, 20___.

      f. TITLE TO ASSETS. The Borrower and each Subsidiary has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on the Schedule titled "Permitted Liens" or pursuant to the Bank's prior written consent.

      g. JUDGMENTS AND LITIGATION. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an "Action") which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Credit, any Transaction Document or any related document or action.

      h. FULL DISCLOSURE. Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or any Subsidiary.

3. AFFIRMATIVE COVENANTS. So long as this Agreement is in effect, the Borrower will comply with any "Additional Affirmative Covenant" contained in the Schedule and shall:


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      a.    FINANCIAL STATEMENTS AND OTHER INFORMATION. Promptly deliver to the
            Bank and the Maryland Industrial Development Financing Authority ("MIDFA") (i) within forty-five (45) days after the end of each of its first three fiscal quarters, an unaudited consolidating and consolidated financial statement of the Borrower and each Subsidiary as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end all in such detail as the Bank and MIDFA may request, quarterly statements to MIDFA only on MIDFA's request, (ii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of the Borrower's and each Subsidiary's income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be (check applicable box, if no box is checked the financial statements shall be audited):

                      [x] AUDITED [ ] REVIEWED [ ] COMPILED

            by an independent certified public accountant acceptable to the Bank and MIDFA; all such statements shall be certified by the Borrower's chief financial officer to be correct and in accordance with the Borrower's and each Subsidiary's records and to present fairly the results of the Borrower's and each Subsidiary's operations and cash flows and its financial position at year end; and (iii) with each statement of income, a certificate executed by the Borrower's chief executive and chief financial officers or other such person responsible for the financial management of the Borrower (A) setting forth the computations required to establish the Borrower's compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the Borrower and each of its Subsidiaries during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto. The Borrower shall also promptly provide the Bank and MIDFA with copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Bank and MIDFA, such additional information, reports or other information as the Bank and MIDFA may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.

      b. ACCOUNTING; TAX RETURNS AND PAYMENT OF CLAIMS. The Borrower and each Subsidiary will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

      c. INSPECTIONS. Promptly upon the Bank's or MIDFA's request, the Borrower will permit, and cause its Subsidiaries to permit, the Bank's and MIDFA's officers, attorneys or other agents to inspect its and its Subsidiary's premises, examine and copy its records and discuss its and its Subsidiary's business, operations and financial or other condition with its and its Subsidiary's responsible officers and independent accountants.

      d. OPERATING ACCOUNTS. Maintain, and cause its Subsidiaries to maintain, at least one of its primary operating accounts with the Bank.

      e. CASH MANAGEMENT AND INVESTMENT SERVICES. Maintain, and cause its Subsidiaries to maintain, the Bank as a cash management service provider and use its best efforts to utilize other investment services of the Bank.

      f. CHANGES in MANAGEMENT AND CONTROL. If the Borrower is not an individual, immediately upon any change in the identity of the Borrower's chief executive officers or in its beneficial ownership, the Borrower will provide to the


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            Bank and MIDFA a certificate executed by its senior individual authorized to transact business on behalf of the Borrower, specifying such change.

      g. NOTICE OF DEFAULTS AND MATERIAL ADVERSE CHANGES. Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a material adverse effect upon the Borrower or any Subsidiary or (iii) any Action, the Borrower will provide to the Bank and MIDFA a certificate executed by the Borrower's senior individual authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiary has taken or proposes to take with respect to it.

      h. INSURANCE. Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank and MIDFA with evidence of insurance coverage satisfactory to the Bank and MIDFA, including fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

      i. FURTHER ASSURANCES. Promptly upon the request of the Bank and MIDFA, the Borrower will execute, and cause its Subsidiaries to execute, and deliver each writing and take each other action that the Bank and MIDFA deems necessary or desirable in connection with any transaction contemplated by this Agreement.

      j. EMPLOYMENT COUNT. Upon request, but not more frequently than twice annually, provide to MIDFA the employment count at the Borrowers premises.

      k. CORPORATE EXISTENCE. Maintain its existence in good standing under the laws of the jurisdiction in which it was formed and maintain its qualification to do business in the State of Maryland and in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets.

      1. MIDFA'S INSURANCE PREMIUM. Pay directly to the Bank, for remittance to MIDFA, MIDFA's insurance premium payable in advance on the effective date of the insurance and on each anniversary of the effective date in the amount of the greater of (a) 1/2% of the outstanding insured balance of the Equipment Line, or (b) $500.00 per annum.

      m. DRUG AND ALCOHOL FREE WORKPLACE. The Borrower shall comply with the State of Maryland's policy concerning drug and alcohol free workplaces, as set forth in Code of Maryland Regulations
            01.01.1989.18 and 21.11.08 as adopted by the Department of Business and Economic Development and remain in compliance so long as MIDFA's insurance remains in effect.

      n. APPRAISALS. Permit the Bank and MIDFA from time to time, at the Borrower's expense, to order an appraisal of the Collateral (as such term is defined in the Specific Security Agreement by and between the Borrower and the Bank of even date herewith) to be performed by an appraiser or appraisers selected by the Bank and/or MIDFA, in their sole discretion; provided, however, that the Borrower shall only be obligated to pay for one appraisal of the Collateral unless an Event of Default has occurred and is continuing under the Transaction Documents. The Borrower further agrees (a) to fully cooperate with such appraisers, (b) to provide such appraisers with access to the Collateral and with any information regarding the Collateral as is reasonably requested, and (c) to permit the Bank and MIDFA, their agents and representatives, to disclose to such appraisers any and all information they may have with regard to the Collateral, the Borrower and the Obligations as the Bank and MIDFA, in their reasonable discretion, determine is necessary to provide for an accurate appraisal of the Collateral.

4. NEGATIVE COVENANTS. As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants and any `Additional Negative Covenant" on the Schedule. The Borrower shall not without the written consent of the Bank and MIDFA which consent shall not be unreasonably withheld:

      a. INDEBTEDNESS. Permit any indebtedness (including direct and contingent liabilities) not described on the Schedule titled "Permitted Indebtedness" except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.


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      b.    GUARANTIES. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in the Schedule titled "Permitted Guaranties".

      c. LIENS. Permit any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except as set forth on the Schedule titled "Permitted Liens' and except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers' compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmen's, mechanics', carriers' and similar liens arising in the normal course of business.

      d. LOANS. Make any loan, advance or other extension of credit except as disclosed on the Schedule titled "Permitted Loans", except for endorsements of negotiable instruments deposited to the Borrower's deposit account for collection, trade credit in the normal course of business and intercompany loans approved in writing by the Bank and MIDFA.

      e. DISTRIBUTIONS. If the Borrower is not an individual, declare or pay any distribution, except for (i) dividends payable solely in stock and (ii) cash dividends paid to the Borrower by its Subsidiary.

      f. CHANGES IN FORM; FISCAL YEAR; ACCOUNTING METHOD. (i) Transfer or dispose of substantially all of its assets, (ii) enter into any merger, consolidation, or dissolution unless the Borrower is the surviving entity; (iii) acquire all or substantially all of the assets of any person unless the purchase price paid for such assets is less than $3,000,000; (iv) do business under or otherwise use any name other than its true name (v) make any material change in its business, structure, executive management, purposes or operations that might have a material adverse effect on the Borrower or any of its Subsidiaries, (vi) make a change in its fiscal year or (vii) make any change in its method of accounting.

      g. SALE AND LEASEBACK. Enter into any arrangement whereby the Borrower shall sell or transfer all or any substantial part of its fixed assets then owned by it and shall thereupon, or within one year thereafter, rent or lease the assets so sold or transferred.

      h. INVESTMENTS. Purchase or invest in non-operating assets, except direct obligations of the United States and federally insured certificates of deposit and except for investments consistent with guidelines approved by the Board of Directors of the Borrower.

5.    EQUIPMENT LINE

      a. EQUIPMENT LINE. Subject to the terms and conditions set forth herein, the Bank agrees to lend to the Borrower an amount equal to 100% of the purchase price of the Collateral, but in no event greater than an aggregate amount of $5,500,000.00 (the "Equipment Line").

      b. TERM NOTES. The Borrower's indebtedness to the Bank under each advance made by the Bank to the Borrower under the Equipment Line, together with interest accrued thereon, shall be evidenced by promissory notes (collectively, the "Promissory Note") in the form as set forth on Exhibit A or Exhibit B attached hereto as selected by the Borrower.

      c. REPAYMENT OF THE EQUIPMENT LINE. The Borrower shall repay the principal of each advance made under the Equipment Line beginning thirty (30) days after each advance pursuant to the terms set forth in the Promissory Note. Except as provided below, each advance shall be repaid in forty-eight (48) equal payments of principal plus


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            interest for advances secured by equipment other than computer equipment. Advances secured by computer equipment shall be repaid in thirty-six (36) equal payments of principal plus interest. The number of monthly payments set forth above shall be reduced by the number of months between the date of the first advance hereunder and the date of the subsequent advance, e.g., an advance made during the last month before the Termination Date shall be repaid in thirty-six
            (36) monthly payments for advances secured by equipment other than computer equipment and twenty-four (24) monthly payments for advances secured by computer equipment.

      d. CONDITIONS PRECEDENT TO ADVANCES. The Bank's obligation under this Agreement to make each advance under the Equipment Line and the obligation of MIDFA to issue its financial assistance for the benefit of the Borrower is subject to the accuracy, as of the date hereof and as of the date of each advance, of the representations and warranties contained herein and in each of the other Transaction Documents and to the satisfaction, in the sole discretion of the Bank and MIDFA on or before such date, of the following conditions precedent:

                  1. The Bank and MIDFA (unless otherwise provided) shall have received the following, all of which must be satisfactory in form and content to the Bank and MIDFA, in their sole discretion:

                        (i) certified copies of such resolutions, statements, invoices, cancelled checks and other documents as the Bank, MIDFA or their respective counsel may request;

                        (ii) such lien searches and executed financing statements or other documents with respect to the security interests created by the Transaction Documents as the Bank and MIDFA may request, and such evidence as the Bank may request that all recordings and filings that the Bank, MIDFA or their respective counsel deem necessary or desirable to perfect the security interests created by the Transaction Documents have been effected;

                        (iii) payment by the Borrower to the Bank and MIDFA of
                              the balance of any commitment fee, loan
                              origination fee, appraisal fee, underwriting fee, MIDFA insurance premium, or other fees or charges of the Bank or MIDFA required under the Transaction Documents;

                        (iv) the grant to the Bank by such documents as the Bank may require of a first lien security interest on a certificate of deposit or money market account issued by or established with the Bank in an amount of $500,000.00 which shall increase by the amount of interest earned;

                        (v) a written appraisal of the Collateral by an appraiser acceptable to the Bank which concludes that the orderly liquidation value of the Collateral will be no less than forty percent (40%) of the original purchase price;

                        (vi) a written certification signed by the Borrower that the Collateral is acceptable to the Borrower;

                        (vii) a landlord's waiver agreement signed by the
                              Borrower's landlord; and

                        (viii) an opinion letter from Borrower's counsel
                              addressed to the Bank and MIDFA.

                  2. MIDFA INSURANCE AGREEMENT. The Bank shall have received a fully-executed deficiency insurance agreement under the Conventional Program of MIDFA, Department of Business and Economic Development which provides to the Bank insurance of 40% of the outstanding principal balance of the Equipment Line plus 40% of the accrued and unpaid pre-default interest of the Equipment Line but in no event more than Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00) at any time for the first forty-two (42) months of the Equipment Line.


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      e.    AVAILABILITY OF ADVANCES UNDER THE EQUIPMENT LINE. Any advances under the Equipment Line are subject to the following conditions and requirements:

                  1. No more than an aggregate of $1,500,000.00 will be advanced under the Equipment Line until the Bank's determination that the Borrower has obtained on or after June 30, 2003, no less than $5,600,000.00 in cash, equity contributions, cash derived from revenues or payments received under collaborative agreements.

                  2. No more than an aggregate of $4,000,000.00 will be advanced under the Equipment Line until the Bank's determination that the Borrower has obtained on or after June 30, 2003, no less than an additional $13,400,000 in cash, equity contributions, cash derived from revenues or payments received under collaborative agreements.

                  3. No more than an aggregate of $5,500,000.00 will be advanced under the Equipment Line until the Bank's determination that the Borrower has obtained no less than an additional $8,000,000 in cash, equity contributions, cash derived from revenues or payments received under collaborative agreements.

                  4. If the Bank determines that the Borrower has failed to obtain $27,000,000 in the aggregate in cash or equity contributions by July 31, 2004, all amounts under the Equipment Line shall become immediately due and payable upon demand by the Bank.

            The Bank shall not unreasonably withhold or delay its determination under el-4 above.

      f. TERMINATION OF THE EQUIPMENT LINE. The Bank shall make no advance under the Equipment Line after July 31, 2004 (the "Termination Date").

      g. CONDITIONS PRECEDENT FOR THE BENEFIT OF THE BANK AND MIDFA. All conditions precedent to the obligations of the Bank to make any advance are imposed hereby solely for the benefit of the Bank and MIDFA, and no other party may require satisfaction of any such condition precedent or be entitled to assume that the Bank will refuse to make any advance in the absence of strict compliance with such conditions precedent. All requirements of this Agreement may be waived by the Bank and MIDFA in whole or in part, at any time.

6.    DEFAULT.

      a. EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an "Event of Default": (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of any Obligation; (ii) the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement or any other Transaction Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Bank; (iii) any representation or warranty made by the Borrower under this Agreement, or any other Transaction Document, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made; (iv) the Borrower shall (A) default in making any payment when due under any Debt and fail to cure such default during the period of grace, if any, provided for such default, or (B) default in the observance or performance of any other covenant or agreement contained in any document relating to any Debt, and fail to cure such default during the period of grace, if any, provided for such cure, the effect of which default is to cause, or to permit the holder of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice as required, any such Debt to become due prior to its stated maturity. The term `Debt' means any obligation of the Borrower for borrowed money, or for the deferred purchase price of property, in which the outstanding amount of the obligation exceeds $100,000; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or

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            substantially all of the assets of the Borrower to a third party; or
            the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days;
            (vii) the entry of any judgment in excess of $250,000 or order of any court, other governmental authority or arbitrator against the Borrower and such judgment or order is not paid, dismissed or a bond posted therefor within thirty (30) days after the entry thereof;
            (viii) intentional omission or intentional inaccuracy of facts submitted to the Bank or any Affiliate (whether in a financial statement or otherwise); (ix) an adverse change in the Borrower, its business, operations, affairs or condition (financial or otherwise) which change the Bank determines will have a material adverse effect on the ability of the Borrower to pay or perform the Obligations;
            (x) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on the Borrower's ability to repay its debts; (xi) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xii) the occurrence of any event described in Section 6(a)(i) through and including 6(a)(xi) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; or (xiii) MIDFA notifies the Bank without the Bank's prior written consent, that its insurance of the Bank for repayment of the Equipment Line is no longer effective or is terminated, as a result of any act or omission of the Borrower.

      b. RIGHTS AND REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, the Bank and MIDFA without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower's or its Subsidiaries' agreements with the Bank and MIDFA or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 6(a)(vi) above. The provisions hereof are not intended in any way to affect any rights of the Bank and MIDFA with respect to any Obligations which may now or hereafter be payable on demand.

7. EXPENSES. The Borrower shall pay to the Bank and MIDFA on demand all costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank and MIDFA may incur in connection with (i) the administration of the Obligations, including any administrative fees the Bank and MIDFA may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof, (iii) the exercise, performance, enforcement or protection of any of the rights of the Bank and MIDFA hereunder; or (iv) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank and MIDFA to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

8.    TERMINATION. This Agreement shall remain in full force and effect until
      (i) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and
      (ii) all Transaction Documents have been terminated by the Bank.

9. RIGHT OF SETOFF. If an Event of Default occurs, the Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property held in a deposit or other account or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its Subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing, the Obligations. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

10.   MISCELLANEOUS.

      a. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank and MIDFA's records), to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank) or to MIDFA at the Department of Business & Economic Development at 217 East Redwood Street, 22nd Floor, Baltimore, Maryland 21202, Attention:
            Executive Director. Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between the Borrower and the Bank and MIDFA.

      b. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by the Borrower's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as the Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

      c. INDEMNIFICATION. If after receipt of any payment of all, or any part of, the Obligations, the Bank and MIDFA are, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank and MIDFA harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank and MIDFA in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank and MIDFA's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

      d. FURTHER ASSURANCES. From time to time, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank and MIDFA such additional documents, instruments, certificates, and agreements as the Bank and MIDFA may reasonably request to effectuate the purposes of the Transaction Documents.

      e. CUMULATIVE NATURE AND NON-EXCLUSIVE EXERCISE OF RIGHTS AND REMEDIES. All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any unreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

      f. GOVERNING LAW; JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of Maryland excluding its conflict of laws rules. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF MARYLAND WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT THE BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST THE BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF THE BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

      g. JOINT AND SEVERAL; SUCCESSORS AND ASSIGNS. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term "the Borrower" shall include each as well as all of them. This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank and MIDFA, their successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank and MIDFA.

      h. WAIVERS; CHANGES IN WRITING. No failure or delay of the Bank and MIDFA in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank and MIDFA (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank and MIDFA. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and MIDFA and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank and with the consent of MIDFA.

      i. INTERPRETATION. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to "individual" shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a "DBA"); the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank's course of business may be admitted into evidence as an original.

      j. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK AND MIDFA HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE BANK AND MIDFA MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED

            HERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK AND MIDFA HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK AND MIDFA WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE BANK AND MIDFA HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a SEALED INSTRUMENT the day and year first above written.

                                         MANUFACTURERS AND TRADERS TRUST COMPANY

                                         By /s/ Paul Deerin               (L.S.)
                                            ------------------------------

                                         Name:  Paul Deerin
                                              ----------------------------------

                                         Title: Vice President
                                               ---------------------------------


                                         ADVANCIS PHARMACEUTICAL CORPORATION

                                         By /s/ Steven A. Shallcross      (L.S.)
                                           -------------------------------

                                         Name:  Steven A. Shallcross
                                              ----------------------------------

                                         Title: Senior VP/CFO
                                               ---------------------------------

                                 ACKNOWLEDGMENT

STATE OF ____________________)

                             :SS.

COUNTY OF ___________________)

      On the_____________________ day of July, in the year 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared_____________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the Individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the Instrument.

                                                 /s/
                                            ------------------------------------
                                                       Notary Public

                                    SCHEDULE

Additional Representations and Warranties (Section 2)

      None

Additional Affirmative Covenants (Section 3)

      None

Permitted Indebtedness (Section 4(a)): Indebtedness (i) owed to General Electric Capital Corporation ("GECC") as of the date hereof and (ii) additional indebtedness, in an amount such that the aggregate principal balance of all such additional indebtedness is less than an amount equal to 10% of Borrower's net worth when the indebtedness is incurred (such net worth to be determined as of the end of the most recent fiscal quarter for which Borrower has provided a financial statement to Bank).

Permitted Guaranties (Section 4(b)): Indebtedness (i) owed to GECC as of the date hereof and (ii) additional indebtedness, in an amount such that the aggregate principal balance of all such additional indebtedness is less than an amount equal to 10% of Borrower's net worth when the indebtedness is incurred (such net worth to be determined as of the end of the most recent fiscal quarter for which Borrower has provided a financial statement to Bank).

Permitted Liens (Section 4(c)): Security interest held by GECC on certain assets; liens on property of the Borrower in the nature of capital leases or purchase money security interests securing indebtedness incurred to acquire such property.

Permitted Loans (Section 4(e))

      None

Additional Financial Covenants (Section 5)

      None

                                                   EXHIBIT A TO CREDIT AGREEMENT

M&T Bank
Manufacturers and Traders Trust Company

                                    TERM NOTE
                                    MARYLAND

____________, 200_                                                $_____________

BORROWER: ADVANCIS PHARMACEUTICAL CORPORATION

a(n) [ ] individual(s) [ ] partnership [x] corporation [ ] trust [ ] __________ organized under the laws of Delaware. Address of residence/chief executive office: 20425 Seneca Meadows Parkway, Germantown, Maryland 20876.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with banking offices at One M&T Plaza, Buffalo, NY 14240. Attention:
      Office of General Counsel.

PROMISE TO PAY. For value received, intending to be legally bound, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of ____________________ Dollars ($_______________________) (the
"Principal") plus interest as agreed below and all fees and costs (including without limitation attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

INTEREST. The unpaid Principal of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be Two Hundred Eighty (280) basis points over the Bank's Cost of Funds. "Cost of Funds" shall mean the most recent yield on United States Treasury Obligations adjusted to a Constant maturity of _____________(_) years in effect two (2) business days prior to the date of the advance as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Bank, plus the "ask" side of the _________ (_) year swap spread in effect two (2) business days prior to each advance as set forth in Bloomberg, L.P. or by such other quoting service, index or commonly available source utilized by Manufacturers and Traders Trust Company.

MAXIMUM LEGAL RATE. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

DEFAULT RATE. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal shall immediately be automatically increased to 2 percentage points per year above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

REPAYMENT OF PRINCIPAL AND INTEREST; LATE CHARGE. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or
(c) the Bank's then current late charge as announced from time to time.

The Maturity Date of this Note is ___________________, 200_.

[ ] Borrower shall pay the entire Principal on the Maturity Date. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the ________ day of each: [ ] month [ ] quarter [ ] year [ ] commencing on _______________________, 20__.

[x] Borrower shall pay the Principal in __________ consecutive [x] monthly [ ] quarterly [ ] annual installments commencing on ________________________, 200_ and on the first day of each [x] month [ ] quarter [ ] year thereafter consisting of ________ equal installments each in the amount of $____________________ and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the _______ day of each:
      [x] month [ ] quarter [ ] year commencing on ___________________________,
      200_.

[ ] Borrower shall pay Principal and interest in _____________ consecutive level [ ] monthly [ ] quarterly [ ] annual installments consisting of both Principal and interest, amortized over a period of _______ years, commencing on __________________ 20__ and on the first day of each [x] month [ ] quarter [ ] year thereafter consisting of ________ equal installments of Principal and interest each in the amount of $____________ and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal together will all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses. PLEASE NOTE THAT THE FINAL INSTALLMENT OF PRINCIPAL SHALL BE HIGHER THAN EXPECTED IF (1) A PAYMENT IS RECEIVED AFTER THE DUE DATE OR
      (2) THE INTEREST RATE UNDER THE NOTE IS A VARIABLE RATE AND THERE IS AN INCREASE IN THE INTEREST RATE DURING THE TERM OF THE NOTE IN THOSE SITUATIONS, MORE INTEREST WILL BE DUE THAN PLANNED AND LESS OF THE INSTALLMENT WILL BE APPLIED TO PRINCIPAL.

PREPAYMENT PREMIUM. During the term of this Note, Borrower shall have the option of paying the Principal to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) business days prior to making such payment; provided, however, as consideration of the privilege of making such prepayment, Borrower shall pay to the Bank a premium equal to the present value of the difference between (i) the amount of interest that would have accrued on the Principal during the remaining term of the Note, at the interest rate set forth herein in effect on the date of prepayment and (ii) the amount of interest that would have accrued on the Principal during the remaining term of this Note at the Current Market Rate. "Current Market Rate" shall mean the most recent yield on United States Treasury Obligations plus 200 basis points adjusted to a constant maturity having a term most nearly corresponding to the term remaining from the date of prepayment to the Maturity Date, in effect two (2) business days prior to the prepayment date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Bank. The present value calculation used here in shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of the Principal had been made during the remaining term of this Note. Each partial prepayment of the Principal shall be applied in inverse order of maturity. Upon making any prepayment of the Principal in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to this Note and remaining unpaid. This will not apply if the Note is a variable rate.

In the event the Maturity Date of this Note is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the preceding paragraph.

EVENTS OF DEFAULT; ACCELERATION. Any of the following events or conditions shall constitute an "Event of Default': (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of any Obligation; (ii) the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement or any other Transaction Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Bank; (iii) any representation or warranty made by the Borrower under this Agreement, or any other Transaction Document, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made; (iv) the Borrower shall (A) default in making any payment when due under any Debt and fail to cure such default during the period of grace, if any, provided for such default, or (B) default in the observance or performance of any other covenant or agreement contained in any document relating to any Debt, and fail to cure such default during the period of grace, if any, provided for such cure, the effect of which default is to cause, or to permit the holder of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice as required, any such Debt to become due prior to its stated maturity. The term "Debt" means any obligation of the Borrower for borrowed money, or for the deferred purchase price of property, in which the outstanding amount of the obligation exceeds $100,000; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days; (vii) the entry of any judgment in excess of $250,000 or order of any court, other governmental authority or arbitrator against the Borrower and such judgment or order is not paid, dismissed or a bond posted therefor within thirty
(30) days after the entry thereof; (viii) intentional omission or intentional inaccuracy of facts submitted to the Bank or any Affiliate (whether in a financial statement or otherwise); (ix) an adverse change in the Borrower, its business, operations, affairs or condition (financial or otherwise) which change the Bank determines will have a material adverse effect on the ability of the Borrower to pay or perform the Obligations; (x) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on the Borrower's ability to repay its debts; (xi) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xii) the occurrence of any event described in Section 6(a)(i) through and including 6(a)(xi) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; or (xiii) MIDFA notifies the Bank without the Bank's prior written consent, that its insurance of the Bank for repayment of the Equipment Line is no longer effective or is terminated, as a result of any act or omission of the Borrower.

RIGHT OF SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliates or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any Guarantor or endorser of this Note. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrowers relationship with the
Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term "Borrower' shall include each as well as all of them.

GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of Maryland excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF MARYLAND WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

POWER TO CONFESS JUDGMENT. BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF THE BANK OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF ONE AND ONE-HALF PERCENT (1.50%) OF SUCH PRINCIPAL AND INTEREST AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS. THE PROVISIONS OF THIS SECTION DO NOT APPLY TO ANY LOAN EVIDENCED BY THIS NOTE THAT IS WITHIN THE SCOPE OF THE SECTION ENTITLED "SPECIAL PROVISIONS - LOANS OF $75,000 OR LESS" AND MADE TO AN INDIVIDUAL OR SOLE PROPRIETOR BORROWER.

[ ] REPLACEMENT NOTE. This Note is given in replacement of and in substitution for, but not in payment of, a note dated _______________________, 19__/20__, in the original principal amount of $______________________________ issued by Borrower (or
      _______________________) to the Bank (or its predecessor in interest), as the same may have been amended from time to time.

PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #______________________________with the Bank automatically for any amount which becomes due under this Note.

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Note, including the CONFESSION OF JUDGMENT, GOVERNING LAW, JURISDICTION and WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a SEALED INSTRUMENT the day and year first above written.

TAX ID/SS #                                  ADVANCIS PHARMACEUTICAL CORPORATION
           ------------------------------

                                             By                           (L.S.)
                                               ---------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                   (L.S.)                                 (L.S.)
-----------------------------------          -----------------------------
Signature of Witness

                                   (L.S.)                                 (L.S.)
-----------------------------------          -----------------------------
Typed Name of Witness

                                 ACKNOWLEDGMENT

STATE OF ____________)

                     :SS.

COUNTY OF ___________)

      On the _________ day of ___________________ in the year 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s), acted, executed the instrument.


                              --------------------------------------------------
                                                   Notary Public


--------------------------------------------------------------------------------
FOR BANK USE ONLY

Authorization Confirmed:
                        --------------------------------------------------------
Disbursement of Funds:

Credit A/C #                Off Ck #              Payoff Obligation #
            -----------             -----------                      -----------
           $                       $                                $
            -----------             -----------                      -----------

M&T Bank
Manufacturers and Traders Trust Company

                          EXHIBIT B TO CREDIT AGREEMENT

                                 LIBOR TERM NOTE
                                    MARYLAND

      August 8              , 2003             $    1,036,654.88
____________________________      ___           ________________________________

BORROWER: ADVANCIS PHARMACEUTICAL CORPORATION

a(n) [ ] individual(s) [ ] partnership [x]corporation [ ] trust
____________________ organized under the laws of Delaware.

Address of residence/chief executive office: 20425 Seneca Meadows Parkway, Germantown, Maryland 20876.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with banking offices at One M & T Plaza, Buffalo, New York 14240. Attention:
Office of General Counsel

1. DEFINITIONS. As used in this Note, each capitalized term shall have the meaning specified in the Note or as it appears in initial capitalization. Additionally, the following terms shall have the indicated meanings:

      A. "APPLICABLE RATE" shall mean either the LIBOR Rate or the Base Rate, as the case may be.

      B. "ADJUSTMENT DATE" shall mean two (2) Business Days before the last day of the Interest Period selected below (see LIBOR Rate definition).

      C. "BASE RATE" shall mean one (1) percentage point above the highest prime rate published in The Wall Street Journal in its table entitled "Money Rates" or such similar publication, quoting service or commonly available source used by the Bank for determining prime rate ("Prime").

      D. "BUSINESS DAY" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London interbank market.

      E.    "CONTINUATION DATE" shall mean the last day of each Interest Period.

      F. "INTEREST PERIOD" shall mean, as to the LIBOR Rate, the period commencing on the date of this Note or Continuation Date (as the case may be) and ending on, with respect thereto, the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2) or three (3) months thereafter (as selected by Borrower below); provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

      G. "LIBOR" shall mean the rate obtained by dividing (i) the one, two or three month interest period London Interbank Offered Rate (as selected by Borrower), fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

      H. "LIBOR RATE" shall mean 280 percentage points above LIBOR with an Interest Period duration of [x] one month, [ ] two months
            [ ] three months (select applicable Interest Period. If no interest period is selected, the one month interest period shall apply).

      I.    "MATURITY DATE" is the Payment Due Day in
            ______________________________, 2007.
                                              __

      J. "PAYMENT DUE DAY" shall mean the same day of the calendar month as the date of this Note (or if there is no numerically corresponding day in a month, on the last day of such month); provided, however, if that day is not a Business Day, the Payment Due Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Due Day shall end on the immediately preceding Business Day.

      K.    "PRINCIPAL AMOUNT" shall mean
            one million thirty six thousand six hundred fifty four and 88/100
            ___________________________________________________________________
            Dollars ($1,036,654.88).
                      ____________

2.    PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

      A. PROMISE TO PAY. For value received and intending to be legally bound, Borrower promises to pay to the order of the Bank on the dates set forth below, the Principal Amount, plus interest as agreed below and all fees and costs (including without limitation attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      B. INITIAL APPLICABLE RATE. The initial Applicable Rate shall be the LIBOR Rate based on the Interest Period (with the duration selected by Borrower) in effect two (2) Business Days before the date of this Note. The initial Interest Period shall start on the date of this Note.

      C. INTEREST. Interest shall accrue on the outstanding Principal Amount calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) at the Applicable Rate that on each day shall be:

            i. IF THE LIBOR RATE IS THE APPLICABLE RATE. Interest shall accrue on the Principal Amount from and including the first day of the Interest Period (with the duration selected by Borrower) until, but not including, the last day of such Interest Period or the day the Principal Amount is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate in effect on the each Adjustment Date.

            ii. IF THE BASE RATE IS THE APPLICABLE RATE. Interest shall accrue on the Principal Amount from and including the first date the Base Rate is the Applicable Rate to but not including, the day such Principal Amount is paid in full or the Applicable Rate is converted to the LIBOR Rate, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in Prime shall be effective on the date of such change.

      D.    PAYMENT SCHEDULE. (Check applicable box):

            [ ] Borrower shall pay the entire outstanding Principal Amount on the Maturity Date. In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period, (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month and
                  (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            [x] Borrower shall pay the outstanding Principal Amount in $1,036,654.88 consecutive monthly, bi-monthly or quarterly installments (depending on the duration of the Interest Period selected by Borrower on page one) starting on the last day of the Interest Period that commences on the date of this Note and on last day of each Interest Period thereafter consisting of 47 equal installments of principal each in the amount of $22,056.49 and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal Amount at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expense (the "'Final Installment"); provided, however, if the Applicable Rate is converted to the Base Rate, Borrower shall pay the outstanding Principal Amount in consecutive monthly installments commencing on the first Payment Due Day after the date of such conversion and on the same Payment Due Day thereafter until conversion back to the LIBOR Rate (at which time Borrower shall resume the monthly, bi-monthly or quarterly installments in the amount set forth above or as otherwise agreed to by the Bank and Borrower in writing) or the Maturity Date (at which time Borrower shall pay the Final Installment) with each such installment being equal in an amount to fully amortize the outstanding Principal Amount of the Note in full by the Maturity Date or such other date agreed to by the Bank and Borrower in writing. The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower. In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period, (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      E. MAXIMUM LEGAL RATE. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      F. DEFAULT RATE. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to 2 percentage points per year above the higher of the LIBOR Rate or the Base Rate, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

      G. REPAYMENT OF PRINCIPAL AND INTEREST; LATE CHARGE. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or (c) the Bank's then current late charge as announced from time to time. If this Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

3.    CONTINUATIONS AND CONVERSIONS.

      A. EXPIRATION OF INTEREST PERIOD. Subject to Section 3(b), upon the expiration of the first Interest Period and each Interest Period thereafter, on the Continuation Date the LIBOR Rate will be automatically continued with an Interest Period of the same duration as the Interest Period duration initially selected by Borrower.

      B. CONVERSION UPON DEFAULT. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether upon maturity, acceleration or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an Event of Default, the Bank, in its sole discretion, may (i) permit the LIBOR Rate to continue until the last day of the applicable Interest Period at which time such the Applicable Rate shall automatically be converted to the Base Rate or (ii) convert the LIBOR Rate to the Base Rate before the end of the applicable Interest Period. Notwithstanding the foregoing, upon the occurrence of an Event of Default in Section 5(ix), the Applicable Rate shall be automatically converted to the Base Rate without further action by the Bank and Borrower shall have no right to have the Applicable Rate converted from the Base Rate to the LIBOR Rate. Nothing herein shall be construed to be a waiver by the Bank to have the Principal Amount accrue interest at the Default Rate or the right of the Bank to the amounts set forth in Section 2(h) of this Note.

4. EVENTS OF DEFAULT; ACCELERATION. Any of the following events or conditions shall constitute an "Event of Default": (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of any Obligation; (ii) the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement or any other Transaction Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Bank; (iii) any representation or warranty made by the Borrower under this Agreement, or any other Transaction Document, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made; (iv) the Borrower shall (A) default in making any payment when due under any Debt and fail to cure such default during the period of grace, if any, provided for such default, or (B) default in the observance or performance of any other covenant or agreement contained in any document relating to any Debt, and fail to cure such default during the period of grace, if any, provided for such cure, the effect of which default is to cause, or to permit the holder of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice as required, any such Debt to become due prior to its stated maturity. The term "Debt" means any obligation of the Borrower for borrowed money, or for the deferred purchase price of property, in which the outstanding amount of the obligation exceeds $100,000; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days; (vii) the entry of any judgment in excess of $250,000 or order of any court, other governmental authority or arbitrator against the Borrower and such judgment or order is not paid, dismissed or a bond posted therefor within thirty
(30) days after the entry thereof; (viii) intentional omission or intentional inaccuracy of facts submitted to the Bank or any Affiliate (whether in a financial statement or otherwise); (ix) an adverse change in the Borrower, its business, operations, affairs or condition (financial or otherwise) which change the Bank determines will have a material adverse effect on the ability of the Borrower to pay or perform the Obligations; (x) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on the Borrower's ability to repay its debts; (xi) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xii) the occurrence of any event described in
Section 6(a)(i) through and including 6(a)(xi) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; or (xiii) MIDFA notifies the Bank without the Bank's prior written consent, that its insurance of the Bank for repayment of the Equipment Line is no longer effective or is terminated, as a result of any act or omission of the Borrower.

5. RIGHT OF SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliate or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

6.    INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      A. INCREASED COSTS. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      B. INABILITY TO DETERMINE RATES. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for the Interest Period specified above, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

      C. ILLEGALITY. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make loans at based on LIBOR then, on notice thereof by the Bank to Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

7. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

8. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

9. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

10. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of Maryland excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF MARYLAND WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11. WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

12. POWER TO CONFESS JUDGMENT. BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF THE BANK OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF ONE AND ONE HALF PERCENT (1.50%) OF SUCH PRINCIPAL AND INTEREST AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS. THE PROVISIONS OF THIS SECTION DO NOT APPLY TO ANY LOAN EVIDENCED BY THIS NOTE THAT IS WITHIN THE SCOPE OF THE SECTION ENTITLED "SPECIAL PROVISIONS - LOANS OF $75,000 OR LESS" AND MADE TO AN INDIVIDUAL OR SOLE PROPRIETOR BORROWER.

      REPLACEMENT NOTE. This Note is given in replacement of and in substitution for, but not in payment of, a note dated ________________________, 19_____/20_____ in the original principal amount of $___________________________ issued by Borrower (or
      ______________________) to the Bank (or its predecessor in interest), as the same may have been amended from time to time.

PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #___________________________ with the Bank automatically for any amount which becomes due under this Note.

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Note, including the CONFESSION OF JUDGMENT, GOVERNING LAW, JURISDICTION and WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a SEALED INSTRUMENT the day and year first above written.

TAX ID/SS#                              ADVANCIS PHARMACEUTICAL CORPORATION
           ------------------------
                                        By:    /s/ Steven A. Shallcross   (L.S.)
                                           -------------------------------
                                        Name:  Steven A. Shallcross
                                             -----------------------------------
                                        Title: Senior VP/CFO
                                              ----------------------------------

    /s/ Julie M. Clifford    (L.S.)                                       (L.S.)
-----------------------------           ----------------------------------
Signature of Witness

     Julie M. Clifford                                                    (L.S.)
-----------------------------           ----------------------------------
Typed Name of Witness

                                 ACKNOWLEDGMENT

STATE OF_______________)

                        :SS.

COUNTY OF______________)

      On the _____day of _____________________ in the year 20___, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the Individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same In his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the Instrument.

                                                    /s/
                                              ----------------------------------
                                                         Notary Public

--------------------------------------------------------------------------------
                                FOR BANK USE ONLY

Authorization Confirmed:
Product Code: 22660
Disbursement of Funds:

Credit A/C #              Off Ck #              Payoff Obligation #
            -------------         -------------                    -------------
            $                    $                                $
            -------------         -------------                    -------------